SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: JULY 30, 2007
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-16725                  42-1520346
(State or other jurisdiction    (Commission file number)    (I.R.S. Employer
     of incorporation)                                    Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 30, 2007, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended June 30, 2007. The text of the announcement is included herewith as
Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99  Second Quarter 2007 Earnings Release




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      PRINCIPAL FINANCIAL GROUP, INC.


                                      By:       /S/ MICHAEL H. GERSIE
                                      Name:    Michael H. Gersie
                                      Title:   Executive Vice President and
                                               Chief Financial Officer

Date:    July 31, 2007

                                                                     EXHIBIT 99

RELEASE: On receipt

MEDIA CONTACT:                Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:   Tom Graf, 515-235-9500,
                              investor-relations@principal.com


       PRINCIPAL FINANCIAL GROUP, INC. REPORTS SECOND QUARTER 2007 RESULTS

    RECORD OPERATING REVENUES, RECORD NET INCOME, RECORD OPERATING EARNINGS,
          RECORD EARNINGS PER SHARE AND RECORD ASSETS UNDER MANAGEMENT

Des Moines, IA (July 30, 2007) - Principal Financial Group, Inc. (NYSE: PFG) today announced record net income available to common stockholders for the three months ended June 30, 2007, of $303.8 million, or $1.12 per diluted share compared to $210.5 million, or $0.76 per diluted share for the three months ended June 30, 2006. The company reported record operating earnings of $282.9 million for second quarter 2007, compared to $225.2 million for second quarter 2006. Operating earnings per diluted share (EPS) for second quarter 2007 were a record $1.05 compared to $0.82 for the same period in 2006.(1)

"We're very pleased with second quarter 2007 results, which coupled outstanding performance from our core asset management and accumulation businesses with meaningful improvement from first quarter in the life and health segment," said
J. Barry Griswell, chairman and chief executive officer. "Reflecting significant underlying growth in assets under management (AUM) and account values, total company operating earnings improved 26 percent from a year ago, driving earnings per share up 28 percent."

"Both the U.S. and International Asset Management and Accumulation segments delivered record earnings, improving 34 percent on a combined basis, on a $75 billion or 39 percent increase in AUM," said Griswell. "Through the first six months, these segments make up 81 percent of total company earnings, which compares to 74 percent for the same period a year ago."

"Looking at our operating segments, U.S. Asset Management and Accumulation remains our key growth driver, as we continue to experience strong momentum from the company's three key retirement and investment businesses, and from Principal Global Investors," said Larry Zimpleman, president and chief operating officer. "Each achieved record or near-record earnings in the second quarter. On a combined basis, earnings for Full Service Accumulation, Principal Funds (the company's mutual funds business) and Individual Annuities were up 31 percent. Account values for these three businesses are approaching $150 billion, up $46 billion or 43 percent from a year ago, and up 22 percent excluding assets acquired in the WM Advisor transaction. Principal Global Investors' earnings improved 34 percent from a year ago, reflecting strong AUM growth as well, including a $21 billion or 44 percent increase in third party assets."

"Earnings in the second quarter for the Life and Health Insurance segment rebounded solidly from the first quarter, as claims experience returned to more normal levels for the Individual Life and Specialty Benefits divisions, contributing to a $15 million sequential improvement in segment earnings," said Zimpleman. "We continue to make good progress in a number of important areas. Through mid-year: we've held segment operating expenses flat, including a six percent reduction for the Health division; Specialty Benefits division premiums and fees are up 13 percent; and the Individual Life division is building good sales momentum, with first year premiums and deposits up 34 percent and single premiums and deposits up 26 percent. Going forward, we'll continue to focus on improving returns in each of the divisions, and driving profitable growth for the segment."

Additional  highlights  for second  quarter  2007  include:

o Record operating revenues of $2,785.5 million compared to $2,478.6 million for the same period a year ago.
o Record assets under management of $282.1 billion, up $76.1 billion, or 37 percent from second quarter 2006(2).
o Record ROE(3) of 15.8 percent compared to 15.0 percent for the trailing twelve months ended June 30, 2006.
o Continued strong sales of each of the company's three key retirement and investment products during second quarter 2007, including: $2.2 billion for Principal Funds; $1.4 billion for organic full service accumulation; and $0.7 billion for individual annuities.

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND  ACCUMULATION
Segment operating earnings for second quarter 2007 were a record $196.7 million, compared to $151.2 million for the same period in 2006. Full service accumulation generated record earnings of $84.7 million, compared to $68.4 million in second quarter 2006, as a result of increased fees from higher account values. Principal Global Investors and Principal Funds also generated record earnings for the quarter. Principal Global Investors' earnings improved 34 percent from a year ago to $32.2 million, reflecting continued strong fee revenue growth. Principal Global Investors' second quarter 2007 earnings also include a benefit of $3.5 million after-tax, primarily due to higher performance incentive fees. Principal Funds' earnings improved 102 percent from a year ago to $12.3 million, reflecting strong organic growth and earnings from the acquisition of WM Advisors, Inc., which was effective December 31, 2006. At $17.6 million, Full Service Payout earnings were up $6.1 million from a year ago. $4.1 million of the increase reflects higher mortality gains and prepayment fee income.

Operating revenues for the second quarter increased 23 percent to a record $1,386.5 million, compared to $1,127.5 million for the same period in 2006, reflecting record revenues in five of the seven businesses within the segment.

Segment assets under management reached a record $240.2 billion as of June 30, 2007, up 38 percent from $174.1 billion as of June 30, 2006.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for second quarter 2007 were a record $26.7 million compared to $16.1 million for the same period in 2006, reflecting continued strong growth in assets under management and fee revenues. The increase primarily reflects higher earnings in Brazil, which included an after-tax benefit of $4.0 million from an investment gain that is treated as operating earnings under equity method accounting. The increase also reflects strong earnings growth in Chile, Hong Kong and China.

Operating revenues were $175.0 million for second quarter 2007, compared to $164.2 million for the same period last year as increases in Chile and Brazil more than offset lower sales of single premium annuities in Mexico.

Segment assets under management were a record $25.3 billion as of June 30, 2007, compared to $16.3 billion as of June 30, 2006.(4)

LIFE AND HEALTH  INSURANCE
Segment operating earnings for second quarter 2007 were $60.1 million, compared to $65.2 million for the same period in 2006. Individual Life division earnings were $23.6 million, compared to $22.1 million for second quarter 2006. The increase reflects growth in premiums and deposits and a return to more normal claims experience, partially offset by reduced investment income resulting from a lower asset base, reflecting the division's release of excess statutory reserves to the corporate and other segment in 2006. Health division earnings were $13.4 million, compared to $17.4 million for second quarter 2006. The decline is primarily due to worsened loss ratios compared to the year ago period. Specialty Benefits earnings were $23.1 million in second quarter 2007, the division's second best earnings quarter. This compared to a record $25.7 million in second quarter 2006, which benefited from favorable claims experience in each of the division's group product lines.

Operating revenues were $1,211.5 million, compared to $1,183.1 million for the same period a year ago. Specialty Benefits revenues increased $37.1 million, or 11 percent, primarily due to growth in the business, while revenues were essentially flat for the Health and Individual Life divisions.

CORPORATE AND OTHER
Operating losses for second quarter 2007 were $0.6 million, compared to operating losses of $7.3 million for the same period in 2006. Second quarter 2007 results benefited by $7.2 million after-tax from higher than normal gains on joint venture real estate sales activity, reflecting favorable market conditions, and by $2.5 million after-tax from recovered interest income on a previously non-performing asset. These benefits more than offset higher interest expense in second quarter 2007 associated with the company's fourth quarter 2006 debt issuance.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2006, and in the company's quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; a pandemic, terrorist attack or other catastrophic event; default of the company's re-insurers; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES
On November 28, 2006, the Board authorized the repurchase of up to $250 million of the company's outstanding common stock. As of June 30, 2007, the company had repurchased 3.6 million shares for a cost of $217.8 million under this program. The remaining $32.2 million under this authorization was completed in July of 2007. On May 22, 2007, the Board authorized the repurchase of up to $250 million of our outstanding common stock. No repurchases have been made to date under this authorization.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CST) tomorrow, Chairman and CEO J. Barry Griswell, President and COO Larry Zimpleman, and Executive Vice President and CFO Mike Gersie will lead a discussion of results during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 1014712. Replays will be available through August 8, 2007. The financial supplement is currently available on company's website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))(5) is a leader in offering businesses, individuals and institutional clients A wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $282.1 billion in assets under management(6) and serves some 18.1 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                       ###



SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS


                                                               OPERATING EARNINGS (LOSS)* IN MILLIONS
                                                -------------------------- ---------------------------
                                                          THREE MONTHS ENDED,             SIX MONTHS ENDED,
                                             SEGMENT     6/30/07         6/30/06        6/30/07        6/30/06
---------------------------------------------------- --------------- -------------- -------------- ----------------
             U.S. ASSET MANAGEMENT AND ACCUMULATION       $196.7           $151.2         $375.1          $309.0
---------------------------------------------------- --------------- -------------- -------------- ----------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION         26.7             16.1           46.0            33.7
---------------------------------------------------- --------------- -------------- -------------- ----------------
                          LIFE AND HEALTH INSURANCE         60.1             65.2          105.6           135.6
---------------------------------------------------- --------------- -------------- -------------- ----------------
                                CORPORATE AND OTHER         (0.6)            (7.3)          (7.0)          (12.9)
---------------------------------------------------- --------------- -------------- -------------- ----------------
                                 OPERATING EARNINGS        282.9            225.2          519.7           465.4
---------------------------------------------------- --------------- -------------- -------------- ----------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED         20.9            (12.9)          41.2            12.0
---------------------------------------------------- --------------- -------------- -------------- ----------------
                        OTHER AFTER-TAX ADJUSTMENTS          0.0             (1.8)           0.0            18.8
---------------------------------------------------- --------------- -------------- -------------- ----------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS       $303.8           $210.5         $560.9          $496.2
---------------------------------------------------- --------------- -------------- -------------- ----------------

                                                                       PER DILUTED SHARE
                                                     ------------------------------ -------------------------------
                                                          THREE MONTHS ENDED,            SIX MONTHS ENDED,
                                                     ------------------------------ -------------------------------
                                                         6/30/07         6/30/06        6/30/07        6/30/06
                                                     --------------- -------------- -------------- ----------------
                                 OPERATING EARNINGS         $1.05            $0.82          $1.92           $1.67
---------------------------------------------------- --------------- -------------- -------------- ----------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED          0.07            (0.05)          0.15            0.04
---------------------------------------------------- --------------- -------------- -------------- ----------------
                        OTHER AFTER-TAX ADJUSTMENTS          0.00            (0.01)          0.00            0.07
---------------------------------------------------- --------------- -------------- -------------- ----------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS         $1.12            $0.76          $2.07           $1.78
---------------------------------------------------- --------------- -------------- -------------- ----------------
 WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING        270.3            276.2          270.6           279.0
                                                     --------------- -------------- -------------- ----------------





*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS

Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.


                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------
                                                       THREE MONTHS ENDED,               SIX MONTHS ENDED,

                                                 ---------------- --------------- --------------- ---------------
                                                     6/30/07        6/30/06          6/30/07         6/30/06
                                                 ---------------- --------------- --------------- ---------------
Premiums and other considerations                  $   1,176.9       $  1,104.6      $ 2,284.6       $   2,146.4
Fees and other revenues                                  622.9            462.6        1,215.4             922.2
Net investment income                                    976.4            911.7        1,899.5           1,763.6
Net realized/unrealized capital gains (losses)            55.4            (19.1)          93.0              29.8
                                                 ---------------- --------------- --------------- ---------------
   TOTAL REVENUES                                      2,831.6          2,459.8        5,492.5           4,862.0
                                                 ---------------- --------------- --------------- ---------------

Benefits, claims, and settlement expenses              1,584.7          1,459.6        3,082.7           2,801.4
Dividends to policyholders                                74.0             72.5          148.0             144.4
Operating expenses                                       760.4            631.1        1,515.1           1,246.3
                                                 ---------------- --------------- --------------- ---------------
   TOTAL EXPENSES                                      2,419.1          2,163.2        4,745.8           4,192.1
                                                 ---------------- --------------- --------------- ---------------

Income from continuing operations before income
   taxes                                                 412.5            296.6          746.7             669.9
Income taxes                                             100.4             77.7          169.3             157.3
                                                 ---------------- --------------- --------------- ---------------
Income from continuing operations, net of related
   income taxes                                          312.1            218.9          577.4             512.6

Income (loss) from discontinued operations, net
   of related taxes                                        0.0            (0.1)            0.0               0.1
                                                 ---------------- --------------- --------------- ---------------
    NET INCOME                                           312.1            218.8          577.4             512.7
Preferred stock dividends                                  8.3              8.3           16.5              16.5
                                                 ---------------- --------------- --------------- ---------------
   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS     $     303.8       $    210.5      $   560.9       $     496.2

Less:
Net realized/unrealized capital gains (losses),
   as adjusted                                            20.9            (12.9)          41.2              12.0
Other after-tax adjustments                                0.0             (1.8)           0.0              18.8
                                                 ---------------- --------------- --------------- ---------------
   OPERATING EARNINGS                              $     282.9       $    225.2      $   519.7       $     465.4
                                                 ================ =============== =============== ===============


                                                     SELECTED BALANCE SHEET STATISTICS

                                                              PERIOD ENDED,
                                                     ------------------------------------------------------------
                                                           6/30/07               12/31/06            6/30/06
                                                     -------------------- --------------------- -----------------
Total assets (in billions)                                 $   150.8            $   143.7            $   131.4
Total common equity (in millions)                          $ 7,444.7            $ 7,318.8            $ 6,302.7
Total common equity excluding accumulated other
   comprehensive income (in millions)                      $ 6,890.7            $ 6,471.9            $ 6,084.2
End of period common shares outstanding
   (in millions)                                               266.0                268.4                269.1
Book value per common share                                $    27.99           $    27.27           $    23.42
Book value per common share excluding accumulated
   other comprehensive income                              $    25.90           $    24.11           $    22.61




                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                               THREE MONTHS ENDED,              SIX MONTHS ENDED,
                                                          ------------------------------  -------------------------------
                                                                  6/30/07       6/30/06          6/30/07        6/30/06
                                                          --------------- -------------- --------------- ----------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                 1.05            0.82            1.92            1.67
Net realized/unrealized capital gains (losses)                     0.07           (0.05)           0.15            0.04
Other after-tax adjustments                                        0.00           (0.01)           0.00            0.07
                                                          --------------- -------------- --------------- ----------------
Net income available to common stockholders                        1.12            0.76            2.07            1.78
                                                          =============== ============== =============== ================

BOOK VALUE PER COMMON SHARE EXCLUDING ACCUMULATED OTHER
COMPREHENSIVE INCOME:
Book value per common share excluding accumulated other
   comprehensive income                                           25.90           22.61           25.90           22.61
Net unrealized capital gains                                       2.00            1.05            2.00            1.05
Foreign currency translation                                       0.04           (0.20)           0.04           (0.20)
Net unrecognized post-retirement benefit obligations               0.05            0.00            0.05            0.00
Minimum pension liability                                          0.00           (0.04)           0.00           (0.04)
                                                          --------------- -------------- --------------- ----------------
Book value per common share including accumulated other
   comprehensive income                                           27.99           23.42           27.99           23.42
                                                          =============== ============== =============== ================

OPERATING REVENUES:
USAMA                                                          1,386.5         1,127.5         2,668.2         2,188.1
IAMA                                                             175.0           164.2           316.3           307.6
Life and Health                                                1,211.5         1,183.1         2,423.9         2,342.7
Corporate and Other                                               12.5             3.8             0.8            (5.9)
                                                          --------------- -------------- --------------- ----------------
Total operating revenues                                       2,785.5         2,478.6         5,409.2         4,832.5
Add:
Net realized/unrealized capital gains (losses) and related
   adjustments                                                    46.1           (18.9)           83.3            29.7
Less:  Operating revenues from discontinued real estate            0.0            (0.1)            0.0             0.2
                                                          --------------- -------------- --------------- ----------------
Total GAAP revenues                                            2,831.6         2,459.8         5,492.5         4,862.0
                                                          =============== ============== =============== ================

OPERATING EARNINGS:
USAMA                                                            196.7           151.2           375.1           309.0
IAMA                                                              26.7            16.1            46.0            33.7
Life and Health                                                   60.1            65.2           105.6           135.6
Corporate and Other                                               (0.6)           (7.3)           (7.0)          (12.9)
                                                          --------------- -------------- --------------- ----------------
Total operating earnings                                         282.9           225.2           519.7           465.4
Net realized/unrealized capital gains (losses)                    20.9           (12.9)           41.2            12.0
Other after-tax adjustments                                        0.0            (1.8)            0.0            18.8
                                                          --------------- -------------- --------------- ----------------
Net income available to common stockholders                      303.8           210.5           560.9           496.2
                                                          =============== ============== =============== ================

NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as adjusted       20.9           (12.9)           41.2            12.0
Add:
Periodic settlements and accruals on non-hedge derivatives         9.5             0.0             9.5             0.0
Amortization of DPAC and sale inducement costs                    (1.8)            0.6            (1.1)            1.2
Capital gains distributed                                          8.6             0.0            10.6             3.6
Tax impacts                                                       12.8            (4.8)           25.7            11.1
Minority interest capital gains (losses)                           5.6            (1.8)            6.9             1.8
Less related fee adjustments:
Unearned front-end fee income                                      0.4             0.5             0.8             1.1
Certain market value adjustments to fee revenues                  (0.2)           (0.3)           (1.0)           (1.2)
                                                          --------------- -------------- --------------- ----------------
GAAP net realized/unrealized capital gains (losses)               55.4           (19.1)           93.0            29.8
                                                          =============== ============== =============== ================

OTHER AFTER TAX ADJUSTMENTS:
IRS audit issues                                                   0.0            (1.8)            0.0            18.8
                                                          --------------- -------------- --------------- ----------------
Total other after-tax adjustments                                  0.0            (1.8)            0.0            18.8
                                                          =============== ============== =============== ================




(1) Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
(2) Total company AUM, as well as AUM in the U.S. Asset Management and Accumulation segment, includes assets under management from the company's acquisition of WM Advisors, Inc., which were $27.9 billion as of closing, effective December 31, 2006.
(3)  Operating return on average equity excluding other comprehensive income
(4) Includes $2.2 billion of AUM from operations acquired during first quarter 2007 by CIMB-Principal, the company's joint venture in Malaysia.
(5) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(6)  As of June 30, 2007

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